Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of GrowLife, Inc., of our report dated March 8, 2019 to the consolidated financial statements of GrowLife, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders' deficit, and cash flows for years December 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s SD Mayer & Associates, LLP
Seattle, WA

September 4, 2019